UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2018

Onconova Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36020	22-3627252
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Pheasant Run
Newtown, PA 18940
(267) 759-3680

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive
Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.

On January 17, 2018, Onconova Therapeutics, Inc. (the “Company”) issued a press release announcing that it is moving forward with its Phase 3 INSPIRE pivotal trial following the interim analysis, consistent with the recommendation of the Independent Data Monitoring Committee (“DMC”). The DMC recommended continuation of the trial with a one-time expansion in enrollment, using a pre-planned sample size re-estimation, consistent with the Statistical Analysis Plan (“SAP”). The INSPIRE pivotal trial is studying intravenously-administered (IV) rigosertib in patients with higher-risk myelodysplastic syndromes (“MDS”) who have progressed on, failed to respond to, or relapsed after prior hypomethylating agent (“HMA”) therapy. The Company remains blinded to the interim analysis results.

The SAP for the INSPIRE trial featured an adaptive trial design, permitting several options following the interim analysis, which included continuation of the trial as planned, discontinuation of the trial for futility, trial expansion using pre-planned sample size re-estimation, and trial continuation for only the pre-defined treatment subgroup of patients classified as Very High Risk (“VHR”) based on the Revised International Prognostic Scoring System (IPSS-R).

The expanded INSPIRE study will continue to enroll eligible patients based on the current trial design of the overall Intent To Treat (“ITT”) population and will increase enrollment by adding 135 patients to the original target to reach a total enrollment of 360 patients, with the aim of increasing the power of the trial. Due to the adaptive trial design and the DMC’s assessment, the INSPIRE trial will continue to analyze both the ITT and the VHR population for the primary endpoint of overall survival. The design of the trial with the expanded study enrollment will be identical to the current study design and will include the analysis of the overall survival endpoint in the ITT and the pre-specified VHR subgroup.

Currently, the INSPIRE study is active at approximately 175 trial sites in 22 countries across four continents, and has enrolled more than 170 patients. In Japan, patients have been enrolled to this study by SymBio Pharmaceuticals, the Company’s collaboration partner for Japan and Korea. The Company believes that this trial is the most advanced study for a new therapeutic agent in this indication, and there are no FDA approved therapies specifically for MDS patients after failure of front-line HMAs.

A copy of the press release is attached as Exhibit 99.1 hereto.

Forward Looking Statements

Some of the statements in this report are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. These statements relate to the Company’s expectations regarding the INSPIRE Trial. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. The Company has attempted to identify forward-looking statements by terminology including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including the Company’s ability to continue as a going concern, the need for additional financing and current plans and future needs to scale back operations if adequate financing is not obtained, the success and timing of the Company’s clinical trials and regulatory approval of protocols, and those discussed under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q.

Any forward-looking statements contained in this report speak only as of its date. The Company undertakes no obligation to update any forward-looking statements contained in this report to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Exhibit

99.1	Press release dated January 17, 2018

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated January 17, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 17, 2018	Onconova Therapeutics, Inc.

	By:	/s/ Mark Guerin
		Name:	Mark Guerin
		Title:	Chief Financial Officer